UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934(Amendment No. )

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[ ]     Definitive Information Statement

TOTAL IDENTITY CORP.
(Name of Registrant As Specified in Charter)

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TOTAL IDENTITY CORP.
1007 North Federal Highway
Suite D-6
Fort Lauderdale, Florida 33304

Dear Shareholders:

We are writing to advise you that we intend to amend our Articles of Incorporation to:

•     change the name of our company,
•     undertake a reverse stock, and
•	increase the number of our authorized shares of common stock and the number of our authorized shares of preferred stock.

This action was approved on November 10, 2006 by our Board of Directors. In addition, on November 10, 2006 our sole officer and director who holds a majority of our issued and outstanding voting securities has approved this action, with an effective date as soon as possible but not less than 20 days from the date this information statement is first mailed to our shareholders. Our majority shareholder approved this action by written consent in lieu of a special meeting in accordance with the relevant section of the Florida Business Corporations Act.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Section 607.0704 of the Florida Business Corporations Act and Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about _________, 2006.

Please feel free to call us at 561-208-8101 should you have any questions on the enclosed Information Statement.

Total Identity Corp.

By: /s/ Matthew P. Dwyer
Matthew P. Dwyer, CEO

TOTAL IDENTITY CORP.
1007 North Federal Highway
Suite D-6
Fort Lauderdale, Florida 33304
Telephone: (561) 208-8101

INFORMATION STATEMENT REGARDING
ACTION TO BE TAKEN BY WRITTEN CONSENT OF
MAJORITY SHAREHOLDER
IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the shareholders of Total Identity Corp. in connection with the adoption of an amendment to our Articles of Incorporation by written consent of our Board of Directors and the holder of a majority of our issued and outstanding voting securities in lieu of a special meeting.

On November 10, 2006 our Board of Directors approved an amendment to our Articles of Incorporation (the “Amendment”) which when effective will:

•     change our corporate name to 247MGI, Inc.,
•     effect a 100:1 reverse stock split of our issued and outstanding common stock, and
•	increase our authorized preferred stock from 1,500,000 shares to 5,000,000 shares and increase our authorized common stock from 30,000,000 shares to 500,000,000 shares.

The full text of the form of Amendment is attached to this Information Statement as Exhibit A. This action will become effective as soon as possible but not less than 20 days after the date this information statement is first mailed to our shareholders (the “Effective Date”) in accordance with the written consent of the holder of a majority of our issued and outstanding voting securities and the filing of the Amendment with the Secretary of State of Florida in accordance with the relevant sections of the Florida Business Corporations Act.

The Board of Directors has fixed November 17, 2006 as the record date for determining those of our shareholders entitled to receive this information statement.

Our voting securities consist of our common stock and our Series AA Preferred Stock. Each share of common stock is entitled to one vote and each share of Series AA Preferred Stock is entitled to 10,000 votes on all matters brought to a vote of our shareholders, and our common stock and Series AA Preferred Stock vote together as a group. As of November 10, 2006 there were 27,392,510 shares of our common stock and 163,711 shares of our Series AA Preferred Stock issued and outstanding. Mr. Matthew P. Dwyer, our sole officer and director who owns or otherwise controls approximately 98.5% of our outstanding voting securities, which is in excess of the required majority of our outstanding securities entitled to vote on the Amendment, has executed a written consent approving the Amendment.

The elimination of the need for a meeting of shareholders to approve this action is made possible by Section 607.0704 of the Florida Business Corporations Act which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holder of a majority in interest of our voting securities.

This Information Statement is first being mailed on or about November ___, 2006 to our shareholders and is being delivered to inform you of the corporate actions described herein in accordance with Section 607.0704 of the Florida Business Corporation Act and Rule 14c-2 of the Securities Exchange Act of 1934. No dissenter’s rights are afforded to our shareholders under Florida law as a result of the adoption of the Amendment.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

OUR PRINCIPAL SHAREHOLDERS

At November 17, 2006, there were 27,392,510 shares of our common stock and 163,711 shares of our Series AA Preferred Stock issued and outstanding. Our common stock and Series AA Preferred Stock are our only classes of our voting securities. Each share of common stock has one vote per share, and each share of Series AA Preferred Stock has 10,000 votes per share, on all matters submitted to a vote of our shareholders. The following table sets forth, as of that date, information known to us relating to the beneficial ownership of these shares by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of voting securities;
•	each director;
•	each executive officer; and
•	all executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 1007 North Federal Highway, Suite D-6, Fort Lauderdale, Florida 33304.

We believe that all persons named in the table have sole voting and investment power with respect to all shares of beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from November 17, 2006 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of November 17, 2006, have been exercised or converted.

	Amount and Nature of Beneficial Ownership[1]				Percent
	Common Stock		Series AA Preferred Stock		of
Name	# of Shares	% of Class	# of Shares	% of Class	Vote

Matthew P. Dwyer [2]	6,607,835	21.4%	163,711	100%	98.5%
All officers and directors as
a group (one person) [2]	6,607,835	21.4%	163,711	100%	98.5%
Cindy Dolgin [3]	5,750,000	21.0%	0	-	*
Manny Losada	1,650,000	6.0%	0	-	*
Dr. Martin Peskin [4]	3,000,000	11.0%	0	-	*
* represents less than 1%

1 The inclusion of any shares as deemed beneficially owned does not constitute an admission of beneficial ownership by the named shareholder.

2 The number of shares of our common stock owned by Mr. Dwyer includes options to purchase an aggregate of 1,600,000 shares of our common stock with exercise prices ranging from $0.01 to $0.10 per share granted to him pursuant to the terms of his employment agreement, 1,862,500 shares owned by AFAB, Inc. and 145,335 shares owned by Wall Street Review. Mr. Dwyer has voting and dispositive control over securities held by these entities. The number of Series AA Preferred Stock owned by Mr. Dwyer includes 85,640 shares held by him and 78,071 shares held by 247 Media Holdings, LLC. Mr. Dwyer has voting and dispositive control over the securities held by 247 Media Holdings, LLC.

3 Excludes 500,000 shares owned by Mr. Neil Dolgin, the spouse of Mrs. Cindy Dolgin.

4 Mr. Dwyer has entered into an agreement with Dr. Peskin to sell him 3,000,000 shares of common stock held by Mr. Dwyer.

THE AMENDMENT

After discontinuing the remaining operations of our company during fiscal 2005, we became a shell company. The rules and regulations adopted by the Securities and Exchange Commission define a “shell company” as a company, other than an asset-based issuer, with no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents or assets consisting of any amount of cash and cash equivalents and nominal other assets. Our management is presently seeking to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for our securities. Our management, however, is not restricting the search for any specific kind of company, and we may acquire a venture that is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. Our management is not also restricting the search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities. Our Board of Directors adopted the Amendment, and recommended that our shareholders adopt the Amendment, in order to make our company a more attractive candidate for a possible business combination.

On the Effective Date, the Amendment will:

•     change our corporate name to 247MGI, Inc.,
•     effect a 100:1 reverse stock split of our issued and outstanding common stock, and
•	increase our authorized preferred stock from 1,500,000 shares to 5,000,000 shares and increase our authorized common stock from 30,000,000 shares to 500,000,000 shares.

Name change

The Amendment will change the name of our company from Total Identity Corp. to 247MGI, Inc. In October 2003 following the acquisition of all of the issued and outstanding shares of Total Identity Systems Corp., a New York corporation, we changed our name from TMI Holdings, Inc. to our current name of Total Identity Corp. to align our corporate identity with that of our operating subsidiary. In September 2004 we discontinued the operations of the Total Identity Systems subsidiary, and in May, 2006 we formed Sovereign Research LLC. Sovereign Research is a development stage company that was organized to provide research reports and annual reports, primarily to small cap public companies. It is anticipated that the reports will be prepared for us by third parties with whom we contract, and that the reports will provide the investment community with information about the companies’ operations, the industry in which the company operates, competitive factors in the industry, marketing statistics, marketing trends and source references. The company chose a new name based on what we feel will best represent our new business direction. We contemplate the expansion of our Sovereign Research operations into other media-related activities and we intend to market our expanded operations using the "247" brand.

Reverse stock split

The Amendment will also effect a 100:1 reverse split of our issued and outstanding common stock. At November 17, 2006 we had 27,392,510 shares of our common stock issued and outstanding. The Amendment provides that each one hundred (100) shares of our common stock outstanding immediately prior to the Effective Date of the Amendment (the "Old Shares") will be automatically converted into one (1) share of our common stock (the "New Shares"), thereby reducing the number of outstanding shares of our common stock to approximately 273,925 shares, subject to rounding.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol "TIDC;" however, the market for our shares is not active. On November 8, 2006 the last sale price of our common stock was $0.01 per share. Our Board of Directors believes that the low per-share market price of our common stock impairs the acceptability of our common stock to potential acquisition candidates, strategic partners and certain members of the investing public. Because of the current low price of our common stock, our credibility in the marketplace could be negatively impacted.

Because brokerage commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of our common stock can result in individual shareholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of investors to purchase our common stock at its current price levels.

The reverse stock split will affect all of the holders of our common stock uniformly. Any fractional share existing as a result of the reverse stock split will be rounded to the next higher whole number to those shareholders who are entitled to receive them as a consequence of the reverse stock split. On the Effective Date of the Amendment, each shareholder will own a reduced number of shares of our common stock, but will hold the same percentage of the outstanding common shares as the shareholder held prior to the Effective Date of the Amendment.

As a result of the reverse stock split, on the Effective Date of the Amendment the stated capital on our balance sheet attributable to our common stock will be reduced in proportion with the reverse stock split and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These accounting entries will have no impact on total shareholders' equity. All share and per share information will be retroactively adjusted following the Effective Date of the Amendment to reflect the reverse stock split for all periods presented in future filings. The reverse stock split will increase the number of shareholders who own odd-lots, which is fewer than 100 shares. Such shareholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

The reverse stock split will have the following effects upon our common stock:

•	The number of shares owned by each holder of common stock will be reduced one hundred fold;
•	The number of shares of our common stock which will be issued and outstanding after the reverse stock split will be reduced from 27,392,510 shares to approximately 273,925 shares;

•	The per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding;
•     The par value of the common stock will remain $0.01 per share;
•
The stated capital on our balance sheet attributable to the common stock will be decreased 100 times its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased;

•
All outstanding options, including outstanding options which have been granted under our 2004 Equity Compensation Plan, 2003 Omnibus Securities Plan and our 2003 Non-Qualified Stock Option and Grant Plan, warrants, and convertible securities entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise thereof, 100 times fewer of the number of shares of common stock which such holders would have been able to purchase upon exercise thereof immediately preceding the reverse stock split, at the same aggregate price required to be paid therefore upon exercise thereof immediately preceding the reverse stock split; and

•
The number of shares of our common stock which are reserved for issuance pursuant to options which may be granted under our 2004 Equity Compensation Plan, however, will not be reduced as a result of the reverse stock split and will remain at 1,000,000 shares.

The reverse stock split will also reduce the number of shares of our Series AA Preferred Stock which will be issued and outstanding from 163,711 shares to 1,637 shares.

The New Shares will be fully paid and non-assessable. The New Shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Old Shares.

Increases in authorized common stock and preferred stock

Our authorized capital presently consists of 30,000,000 shares of common stock, par value $0.01 per share, and 1,500,000 shares of preferred stock, par value $0.01 per share.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of the Series AA Preferred Stockholders, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Our preferred stock is "blank check" preferred which means our Board of Directors, without further shareholder approval, can issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock can differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board of Directors can also authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our Board of Directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding. The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

In October 2006 our Board of Directors created a series of 1,000,000 shares of preferred stock designated as Series AA Preferred Stock. The designations, rights and preferences of our Series AA Preferred Stock provide:

• Each share has a liquidation preference of $0.01,
•
The holders of the Series AA Preferred Stock have the right to convert those shares into shares of our common stock at the rate of 10,000 shares of common stock for each share of Series AA Preferred Stock converted, subject to the availability of a sufficient number of authorized but unissued or unreserved common shares to permit the conversion,

•
Each share of Series AA Preferred Stock has 10,000 votes on all matters submitted to a vote of our shareholders and the shares vote together with our common stock on all matters submitted to a vote of our shareholders, and

•
The outstanding shares of Series AA Preferred Stock will be proportionately adjusted to reflect any forward split or reverse split of our common stock which occurs after the issuance of shares of our Series AA Preferred Stock.

In October 2006, following the creation of this series of preferred stock, our Board of Directors issued 85,640 shares of Series AA Preferred Stock to Mr. Matthew P. Dwyer, our sole officer and director, as consideration for his cancellation of a note due him by us in the amount of $85,640. In October 2006 our Board of Directors also issued 247 Media Holdings, LLC 78,071 shares of our Series AA Preferred Stock in exchange for the cancellation of debt due that company by us in the amount of $78,071. Mr. Dwyer holds voting and dispositive control over our securities owned by 247 Media Holdings, LLC. The direct and indirect issuance of shares to Mr. Dwyer has resulted in Mr. Dwyer acquiring the beneficial ownership of 98.5% of our outstanding voting securities and he is now in a position to determine the outcome of matters submitted to a vote of our security holders.

At November 17, 2006 we had outstanding:

•     27,392,510 shares of our common stock, and
•	163,711 shares of our Series AA Preferred Stock which are convertible into 1,637,110,000 shares of our common stock.

At November 17, 2006 we also have reserved:

•     1,600,000 shares of our common stock for possible issuance upon the exercise of warrants and options with exercise prices ranging from $.01 to $.10 per share and expiring between 2010 and 2011, and

•     1,275,000 shares of our common stock for possible issuance under our 2004 Equity Compensation Plan, 2003 Omnibus Securities Plan and 2003 Non-Qualified Stock Option and Grant Plan.

Our Board of Directors has determined that it is in the best interests of our company to increase the number of authorized shares of common stock and preferred stock to an amount sufficient to satisfy our current obligations as well as shares which may be used by our Board of Directors in future periods as it deems appropriate or necessary. The additional shares could be used, among other things, for the acquisitions of companies or assets, for public or private financings to raise additional capital for these newly acquired operations or for grant under various stock incentive plans or other benefit plans which we may adopt in the future. Except as described herein, there are currently no plans, agreements, arrangements, or understanding, for the issuance of additional shares of common stock or preferred stock.

Effect of the Amendment

The Amendment will not change the par value of either our common stock or our preferred stock. Because the Amendment will increase the number of authorized shares of our common stock and preferred stock, coupled with a decrease in the number of outstanding shares of common stock, the overall effect will be an increase in authorized but unissued shares of our common stock. These shares may be issued by our Board of Directors in its sole discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock.

Our management will benefit from the adoption of the Amendment. While the reverse stock split will reduce the number of shares of Series AA Preferred Stock which are issued and outstanding, the Amendment will not decrease Mr. Dwyer's voting control of our company. In addition, there are not presently a sufficient number of authorized but unissued or unreserved shares of our common to provide for the conversion of the Series AA Preferred Stock by Mr. Dwyer or 247 Media Holdings, LLC, a company over which he holds voting control. The increase in the number of authorized shares of common stock under the Amendment will enable him the ability to convert all or a portion of the shares of Series AA Preferred Stock at his discretion. The Company has been advised by Mr. Dwyer that he intends to convert his shares of Series AA Preferred Stock into shares of our common stock as soon as there are a sufficient number of authorized but unissued and unreserved shares available to provide for such conversion.

Because the reverse stock split and increases in the number of authorized shares of our common stock and preferred stock results in an increased number of authorized but unissued shares of our common stock and/or preferred stock which are available for issuance by our company, the Amendment may also be construed as having an anti-takeover effect. Although the Amendment was not adopted for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our Bylaws or certain provisions of our Articles of Incorporation would not receive the requisite vote. Such uses of our securities could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the Board. We are not aware of any party's interest in or efforts to engage in a hostile takeover attempt as of the date of this Information Statement.

Manner of Effecting the Amendment.

The name change of our company, reverse stock split and increase in our authorized shares of common stock and preferred stock will be effected by the filing of the Amendment with the Secretary of State of the State of Florida. The Amendment will specify the effective date of the Amendment will be ______, 2006 which is 20 days after this Information Statement was first mailed to our shareholders.  The full text of the form of admendment is attached to this Information Statement as Exhibit A.

The record date for the reverse split is November 17, 2006 and the effective date of the reverse stock split will be the Effective Date of the Amendment. No scrip or fractional shares will be issued. Fractional shares will be rounded up to the nearest whole share. We will bear the costs of the issuance of the additional stock certificates.

Our common stock, which is quoted on the OTC Bulletin Board under the symbol TIDC, will be quoted at the post-split price on the Effective Date of the Amendment. Prior to the Effective Date of the Amendment we will make an announcement of the new trading symbol for our common stock post-split.

Following the Effective Date of the Amendment, the share certificates representing the Old Shares will continue to be valid. In the future, new share certificates will be issued reflecting the name change, reverse stock split and change in our capitalization, but this in no way will effect the validity of your current share certificates. The reverse split will occur on the Effective Date of the Amendment without any further action on the part of our shareholders. After the Effective Date of the Amendment, each share certificate representing Old Shares will be deemed to represent 1/100th share of our common stock. Certificates representing New Shares will be issued in due course as Old Share certificates are tendered for exchange or transfer to our transfer agent, Continental Stock Transfer & Trust, Co.. We request that shareholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing New Shares that are issued in exchange for Old Shares representing restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the New Shares, the time period during which a shareholder has held their existing pre-split shares will be included in the total holding period.

Certain Federal Income Tax Consequences

The reverse stock split should not result in any recognition of gain or loss. The holding period of the New Shares will include the shareholder’s holding period for the corresponding Old Shares owned prior to the reverse stock split. The adjusted basis of the New Shares (including the original shares) will be equal to the adjusted basis of a shareholder’s original shares. Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest. Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the reverse stock split may vary significantly as to each shareholder, depending upon the state in which he or she resides.

The foregoing summary is included for general information only. Accordingly, shareholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the reverse stock split.

No Dissenter’s Rights

Under Florida law shareholders are not entitled to dissenter’s rights of appraisal with respect to the Amendment.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

EXHIBIT A

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
TOTAL IDENTITY CORP.
(Under Section 607.0602 of the Florida Business Corporation Act)

The undersigned, being the President and Chief Executive Officer of TOTAL IDENTITY CORP., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida (the "Corporation"), bearing document number S68597, does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation as required by Section 607.0602 of the Florida Business Corporation Act:

WHEREAS, as provided in the Corporation’s Articles of Incorporation, the name of this Corporation is Total Identity Corp.

WHEREAS, that by virtue of the authority contained in the Articles of Incorporation of the Corporation, the Corporation has authority to issue 30,000,000 shares of $.01 par value per share of common stock, 1,500,000 shares of $.01 par value per share preferred stock, and 250,000 shares of Series A Preferred Stock, par value $0.01 per share, the Series A Preferred Stock, the Series B Preferred Stock and the Series 1 Preferred Stock having been eliminated and restored to the status of authorized but unissued Preferred Stock, subject to future designation by the Board of Directors in accordance with the authority conferred upon it in the Corporation’s Articles of Incorporation, as amended.

WHEREAS, the Corporation presently has issued and outstanding 27,392,510 shares of Common Stock and 163,711 shares of Series AA Preferred Stock.

Name Change

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors be and hereby amends the Corporation’s Articles of Incorporation to change the name of the Corporation from Total Identity Corp. to 247GMI, Inc., and be it

RESOLVED, that Article I of the Corporation’s Articles of Incorporation - NAME - be and the same hereby is replaced, in its entirety, by the following:

ARTICLE I
NAME

The name of this Corporation is 247MGI, Inc.

Reverse Stock Split and Change in Authorized Shares

RESOLVED, that immediately upon the effectiveness of these Articles of Amendment, the number of issued and outstanding shares of the Corporation’s Common Stock shall be combined on the basis of one (1) share for each one hundred (100) shares issued and outstanding immediately prior to the effectiveness of such Articles of Amendment, with all fractional shares rounded to the nearest whole share; and be it

RESOLVED, the Board of Directors be and hereby amends the Corporation’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 shares to 500,000,000 shares and increase the number of authorized shares of Preferred Stock from 1,500,000 shares to 5,000,000 shares ; and be it

RESOLVED, that Article IV of the Corporation’s Articles of Incorporation - SHARES - be and the same hereby replaced, in its entirety, by the following:

ARTICLE IV
SHARES

This Corporation is authorized to issue two classes of shares of stock to be designated as “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock which this Corporation is authorized to issue is Five Hundred Million (500,000,000) shares, par value $0.01. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Five Million (5,000,000) shares, par value $0.01.

The shares of Preferred Stock may be issued from time to time on one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the shares of Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, options, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a “Preferred Stock Designation”) and as may be permitted by the General Corporation Law of the State of Florida. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The series of Preferred Stock, denominated as the Corporation’s Series A Preferred Stock and consisting of 250,000 shares, is hereby eliminated and restored to the status of authorized but unissued Preferred Stock, subject to future designation by the Board of Directors in accordance with the authority conferred upon it in the Corporation’s Articles of Incorporation, as amended.

The series of Preferred Stock, denominated as the Corporation’s Series B Preferred Stock and consisting of 500,000 shares, is hereby eliminated and restored to the status of authorized but unissued Preferred Stock, subject to future designation by the Board of Directors in accordance with the authority conferred upon it in the Corporation’s Articles of Incorporation, as amended.

The series of Preferred Stock, denominated as the Corporation’s Series 1 Preferred Stock and consisting of 1,250,000 shares, is hereby eliminated and restored to the status of authorized but unissued Preferred Stock, subject to future designation by the Board of Directors in accordance with the authority conferred upon it in the Corporation’s Articles of Incorporation, as amended.

Designation of Series AA Preferred Stock

Of the 5,000,000 shares of Preferred Stock, par value $.01 per share, authorized pursuant to the Articles of Incorporation, as amended, 10,000 of such shares are hereby designated as “Series AA Preferred Stock.” The powers, designations, preferences, rights, privileges, qualifications, limitations and restrictions applicable to the Series AA Preferred Stock are as follows:

A.  Designation. There is hereby designated a series of Preferred Stock denominated as “Series AA Preferred Stock,” consisting of 10,000 shares, $.01 par value per share, having the powers, preferences, rights and limitations set forth below.

B.  Liquidation Rights. The holders of the Series AA Preferred Stock shall have liquidation rights as follows (the “Liquidation Rights”):

1.  Payments. In the event of any liquidation, dissolution or winding up of the Company, holders of shares of Series AA Preferred Stock are entitled to receive, out of legally available assets, a liquidation preference of $0.01 per share, and no more, before any payment or distribution is made to the holders of the Corporation’s common stock (the “Common Stock”). But the holders of Series AA Preferred Stock will not be entitled to receive the liquidation preference of such shares until the liquidation preferences of any series or class of the Corporation’s stock hereafter issued that ranks senior as to liquidation rights to the Series AA Preferred Stock

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 (“senior liquidation stock”) has been paid in full. The holders of Series AA Preferred Stock and all other series or classes of the Corporation’s stock hereafter issued that rank on a parity as to liquidation rights with the Series AA Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the shares of Series AA Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Corporation.

2.  Corporation Action. Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity, nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property will be considered a liquidation, dissolution or winding upon the Corporation.

C.  Conversion. The holders of the Series AA Preferred Stock shall have the right to convert their Series AA Preferred Stock into Common Stock at the rate of 10,000 shares of Common Stock for each share of Series AA Preferred Stock outstanding. Such conversion right may be exercised at any time during which the Series AA Preferred Stock is outstanding. Notwithstanding the foregoing, the Series AA Preferred Stock may not be converted into Common Stock except to the extent that, at the time of conversion, there are a sufficient number of authorized but uinissued and unreserved shares of Common Stock available to permit conversion. Any holder of Series AA Preferred Stock desiring to convert its Series AA Preferred Stock shall provide a written notice of conversion to the Company specifying the number of shares to be converted, accompanied by the certificate evidencing the Series AA Preferred Stock to be converted, as well as a duly executed stock power with signature medallion guaranteed (“Conversion Notice”). In the event that, at the time of its receipt of the Conversion Notice, the Company does not have a sufficient number of authorized but unissued and unreserved shares of Common Stock to permit conversion of all outstanding shares of Series AA Preferred Stock, it shall, within five (5) business days following its receipt of the Conversion Notice, provide written notice of its receipt of the Conversion Notice to all holders of Series AA Preferred Stock (the “Company Notice”). Each holder of Series AA Preferred Stock shall then have a period of five (5) business days from the date of the Company Notice in which to provide written notice to the Company of such holder’s election to convert its Series AA Preferred Stock into its pro-rata portion of the authorized but unissued and unreserved Common Stock issuable pursuant to the Conversion Notice. The Company shall issue Common Stock upon conversion of the Series AA Preferred Stock based upon the Conversion Notice and responses to the Company Notice, if any. The first Conversion Notice received by the Company shall govern the issuance of Common Stock to all holders of Series AA Preferred Stock and the Company shall not recognize any other Conversion Notice until the issuance of Common Stock based upon the initial Conversion Notice has been completed. Future Conversion Notices shall be governed by the process set forth in this paragraph.

D.  Voting Rights. The holders of the Series AA Preferred Stock shall have 10,000 votes per share of Series AA Preferred Stock, and shall be entitled to vote on any and all matters brought to a vote of stockholders of Common Stock, and shall vote as a group with and on the same basis as holders of Common Stock. Holders of Series AA Preferred Stock shall be entitled to notice of all stockholder meetings or written consents with respect to which they would be entitled to vote, which note would be provided pursuant to the Corporation’s By-Laws and applicable statutes. Except as otherwise set forth herein, and except as otherwise required by law, holders of Series AA Preferred Stock shall have not have class voting rights on any matter.

E.  Protective Provisions. So long as shares of Series AA Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by voting or written consent, as provided by Florida law) of the holders of at least a majority of the then outstanding shares of Series AA Preferred Stock:

•	Alter or change the rights, preferences or privileges of the shares of Series AA Preferred Stock so as to affect adversely the holders of Series AA Preferred Stock; or

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Do any act or thing not authorized or contemplated by this Designation which would result in taxation of the holders of shares of the Series AA Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

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F.  Preferences. Nothing contained herein shall be construed to prevent the Board of Directors of the Corporation from issuing one or more series of preferred stock with such preferences as may be determined by the Board of Directors, in its discretion.

G.  Amendments. Subject to Section E above, the designation, number of, and voting powers, designations, preferences, limitations, restrictions and relative rights of the Series AA Preferred Stock may be amended by a resolution of the Board of Directors. At any time there are no shares of Series AA Preferred Stock outstanding, the Board of Directors may eliminate the Series AA Preferred Stock by amendment to these Articles of Amendment.

H.  Adjustments. The outstanding shares of Series AA Preferred Stock shall be proportionately adjusted to reflect any forward split or reverse split of the Corporation’s Common Stock occurring after the issuance of Series AA Preferred Stock.

The foregoing resolutions and articles of amendment were adopted by the Board of Directors of the Corporation by Unanimous Written Consent in Lieu of Meeting dated November 10, 2006, and by the holders of a majority of the Corporation’s issued and outstanding voting securities by Written Consent in Lieu of Meeting dated November 10, 2006, which represented the minimum number of votes which would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted pursuant to the Florida Business Corporation Act.

Effective Date

These Articles of Amendment shall become effective on November ___, 2006.

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IN WITNESS WHEREOF, the undersigned, being the President and Chief Executive Officer of the Corporation, has executed these Articles of Amendment as of November 10, 2006.

TOTAL IDENTITY CORP.

By:
Matthew P. Dwyer
President and Chief Executive Officer